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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                          PURSUANT SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                September 6, 2000
                Date of Report (Date of earliest event reported)

                         Income Growth Partners, Ltd. X
             (Exact name of registrant as specified in its charter.)


         California                        0-18528                     33-0294177
(State or other jurisdiction       (Commission File Number)         (I.R.S. Employer
      of Incorporation)                                            Identification No.)

           11300 Sorrento Valley Road, Suite 108, San Diego, CA 92121
               (Address of Principal Executive Offices) (Zip Code)


                                 (858) 457-2750
              (Registrant's Telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) (1) (i) The Registrant was advised by the accounting firm of PricewaterhouseCoopers LLP on September 6, 2000 that it had resigned as of that date as the principal accountant to audit the Registrant's financial statements.

              (ii) There have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of PricewaterhouseCoopers LLP on the Registrant's financial statements within the two most recent fiscal years or any subsequent interim period.

              (iv) There were no disagreement(s) with PricewaterhouseCoopers LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure within the two most recent fiscal years and any subsequent interim period preceding its resignation, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

              (v) No "reportable events" (as defined in Item 304 (a) (1) (v) of Regulation S-K) occurred during the Registrant's two most recent fiscal years and any subsequent interim period preceding PricewaterhouseCoopers LLP's resignation.



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ITEM 7. EXHIBITS

Exhibit 7.16

Letter dated September 6, 2000, from PricewaterhouseCoopers LLP to the Registrant concerning the disclosures made in this Report on Form 8-K.

SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Income Growth Partners, Ltd. X
                                        a California limited partnership

                                        By: Its General Partner
                                            Income Growth Management, Inc.
                                            a California corporation



DATE: September 6, 2000                 By:    /s/ DAVID W. MAURER
                                           -------------------------------------
                                           David W. Maurer, President



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